SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.

)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
First Seacoast Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 22, 2025

Dear Fellow Stockholder:

The annual meeting of stockholders of First Seacoast Bancorp, Inc., the holding company for First Seacoast Bank, will be held at First Seacoast Bank’s main office, located at 633 Central Avenue, Dover, New Hampshire, on Thursday, May 29, 2025, at 10:30 a.m., local time.

It is important that your shares are represented at this meeting, regardless of the number of shares you own. To ensure your shares are represented, we urge you to vote promptly by completing and mailing the enclosed proxy card or by voting via the Internet or by telephone. Internet and telephone voting instructions appear on the enclosed proxy card.

Sincerely,

James R. Brannen
President and Chief Executive Officer

FIRST SEACOAST BANCORP, INC.

633 Central Avenue

Dover, New Hampshire 03820

(603) 742-4680

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	Thursday, May 29, 2025
10:30 a.m., local time

PLACE	First Seacoast Bank’s Main Office
633 Central Avenue
Dover, New Hampshire

ITEMS OF BUSINESS	(1)	To elect two directors to serve for a term of three years;

(2)	To ratify the appointment of Wolf & Company, P.C. to serve as the independent registered public accounting firm for the year ending December 31, 2025;

(3)	To hold an advisory, non-binding vote on a resolution to approve the compensation of the named executive officers as disclosed in the accompanying proxy statement.

(4)

To hold an advisory, non-binding vote to determine whether the advisory, non-binding stockholder vote to approve the compensation of the named executive officers should occur every year, every two years, or every three years.

(5)

To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting. (Note: The Board of Directors is not aware of any other business to come before the meeting.)

RECORD DATE	To be eligible to vote, you must have been a stockholder as of the close of business on April 1, 2025.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing the accompanying proxy card and returning it in the enclosed self-addressed envelope or by voting via the Internet or by telephone. Voting instructions are printed on the proxy card. You may revoke a proxy at any time before its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Michael J. Bolduc
Corporate Secretary

Dover, New Hampshire

April 22, 2025

FIRST SEACOAST BANCORP, INC.

PROXY STATEMENT

FOR

2025 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

First Seacoast Bancorp, Inc. is the holding company for First Seacoast Bank. In this proxy statement, we may also refer to First Seacoast Bancorp, Inc. as the “Company,” “we,” “our” or “us” and to First Seacoast Bank as the “Bank.”

We are providing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors for the 2025 annual meeting of stockholders and for any adjournment or postponement of the annual meeting. We will hold the annual meeting at First Seacoast Bank’s main office, located at 633 Central Avenue, Dover, New Hampshire, on Thursday, May 29, 2025, at 10:30 a.m., local time.

We intend to mail this proxy statement and a proxy card to stockholders of record beginning on or about April 22, 2025.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 29, 2025

This proxy statement is available at www.proxydocs.com/FSEA. Also available at this website address is our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which includes our audited consolidated financial statements for the year ended December 31, 2024.

INFORMATION ABOUT VOTING

Who May Vote at the Meeting

You are entitled to vote your shares of Company common stock if our records show that you held your shares as of the close of business on April 1, 2025. As of the close of business on April 1, 2025, there were 4,730,753 shares of common stock outstanding and entitled to be voted. Each share of common stock has one vote.

Our Articles of Incorporation provides that record holders of our common stock who beneficially own, either directly or indirectly, more than 10% of our outstanding shares of common stock are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Ownership of Shares

You may own your shares of Company common stock in one or more of the following ways:

•	Directly in your name as stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name;”

•	Indirectly through the First Seacoast Bank Employee Stock Ownership Plan (the “ESOP”);

•	Indirectly through the First Seacoast Bank 401(k) Plan (the “401(k) Plan”);

•	Indirectly through the First Seacoast Bancorp 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”); or

•	Indirectly through the First Seacoast Bancorp, Inc. 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan”).

If your shares are registered directly in your name, you are the holder of record of those shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us to vote at the annual meeting or you may vote in person at the annual meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Refer to the instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. If you want to vote your shares of common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder who is the record holder of your shares.

If you own shares of common stock indirectly through the ESOP and/or the 401(k) Plan, see “Participants in the ESOP and/or 401(k) Plan” below.

Attending the Meeting

Admittance to the annual meeting requires proof of ownership of Company common stock. Examples of proof of ownership are a recent brokerage account statement or a letter from your bank or broker.

Quorum and Vote Required

Quorum. We will have a quorum and be able to conduct the business of the annual meeting if a majority of the outstanding shares of Company common stock entitled to vote, represented in person or by proxy, are present at the meeting.

Votes Required for Proposals. In voting on the election of directors (Item 1), you may vote in favor of the nominees or withhold your vote as to the nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is two.

In voting on the ratification of the appointment of the independent registered public accounting firm (Item 2), you may vote in favor of the proposal, vote against the proposal, or abstain from voting. The affirmative vote of a majority of the votes cast is required to approve this proposal.

In voting on the resolution to approve the compensation of the named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the resolution, the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required.

In voting on the frequency of the stockholder vote to approve the compensation of the named executive officers, you may vote for a frequency of every year, every two years, or every three years, or you may abstain from voting. This proposal will be determined by a plurality of the votes cast.

Effect of Not Casting Your Vote

If you hold your shares in street name through a broker, bank or other nominee of record, it is critical that you cast your vote if you want it to count in the election of directors (Item 1), in the advisory vote regarding the compensation of the named executive officers (Item 3) and in the advisory vote regarding frequency of the vote on the compensation of the named executive officers (Item 4). Your broker, bank or other holder of record does not have discretion to vote your uninstructed shares with respect to these items. Therefore, if you hold your shares in street name and you do not instruct your broker or other holder of record on how to vote with respect to these items, no votes will be cast on your behalf with respect to these items. These are referred to as “broker non-votes.” Your broker, bank or other holder of record, however, does have discretion to vote any uninstructed shares on the ratification of the appointment of the independent registered public accounting firm (Item 2). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

How We Count the Votes

If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes will also be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the appointment of the independent registered public accounting firm, abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal. Similarly, abstentions and broker non-votes will have no effect on the outcome of either the advisory, non-binding vote on the compensation of the named executive officers or the advisory, non-binding vote on the frequency of the stockholder vote on the compensation of the named executive officers.

Voting by Proxy

We are sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the designated proxies named by the Board of Directors. All shares of common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors.

The Board of Directors unanimously recommends a vote:

•	“FOR” each nominee for director;

•	“FOR” the ratification of the appointment of Wolf & Company, P.C. (“Wolf & Company”) to serve as the independent registered public accounting firm;

•	“FOR” the approval of the compensation of the named executive officers; and

•

“EVERY YEAR” as to the frequency of the non-binding, advisory stockholder vote to approve the compensation of the named executive officers. (Note: Stockholders are not voting to approve or disapprove of this recommendation.)

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment as to how to vote your shares. This would include a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

Instead of voting by completing and mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm their instructions have been recorded properly. Specific instructions for Internet and telephone voting appear on the enclosed proxy card. The deadline for Internet and telephone voting is 10:30 a.m., Eastern Time, on May 29, 2025.

Revoking Your Proxy

Whether you vote by mail, by telephone or via the Internet, if you are a registered stockholder, unless otherwise noted, you may later revoke your proxy by:

•	sending a written statement to that effect to our Corporate Secretary;

•	submitting a properly signed proxy card with a later date;

•	voting via the Internet or by telephone at a later time (if initially able to vote in that manner) so long as such vote is received by the time and date set forth above; or

•	voting in person at the annual meeting (Note: Attendance at the annual meeting will not, in itself, constitute revocation of your proxy).

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee or nominee to change those instructions.

Participants in the ESOP and/or 401(k) Plan

If you participate in the ESOP, you will receive a voting instruction card that reflects all shares of Company common stock that you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of common stock held by the ESOP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions.

If you hold shares of Company common stock in the 401(k) Plan, you will receive a voting instruction card that reflects all shares that you may direct the 401(k) Plan trustee to vote on your behalf under the 401(k) Plan. Under the terms of the 401(k) Plan, you may direct the 401(k) Plan trustee how to vote the shares allocated to your account. If the 401(k) Plan trustee does not receive your voting instructions, the 401(k) Plan trustee will be instructed to vote your shares in the same proportion as the voting instructions received from other 401(k) Plan participants. The deadline for returning your voting instruction cards is May 22, 2025.

CORPORATE GOVERNANCE

General

The Company periodically reviews its corporate governance policies and procedures to ensure that it meets the highest standards of ethical conduct, reports results with accuracy and transparency and fully complies with the laws, rules and regulations that govern its operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Director Independence

The Board of Directors currently consists of nine members. Because the Company is listed on the Nasdaq Stock Market, we refer to the definition of “independent director” contained in the listing standards of the Nasdaq Stock Market when determining the independence of our directors. All our directors are considered independent under the listing standards of the Nasdaq Stock Market, except for James R. Brannen who is employed by us in his capacity as President and Chief Executive Officer. In determining the independence of directors, the Board of Directors has considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons.”

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairperson of the Board and of President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of these offices allows the President and Chief Executive Officer to better focus on his growing responsibilities of managing the daily operations of the Company and First Seacoast Bank, while allowing the Chairperson of the Board to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. James Jalbert serves as the Chairperson of the Board, and he is considered independent under the listing standards of the Nasdaq Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face several risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. In its risk oversight role, the Board of Directors is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management also attends Board meetings and is available to address any questions or concerns raised by the Board of Directors on risk management and any other matters.

Committees of the Board of Directors

The following table identifies our standing committees and their members. The members of the Audit Committee, the Compensation and Personnel Committee, and the Nominating and Governance Committee are considered independent according to the relevant listing standards of the Nasdaq Stock Market. The charter of each committee is available in the Investor Relations section of First Seacoast Bank’s website (www.firstseacoastbank.com).

Director	Audit Committee	Compensation and Personnel Committee	Nominating and Governance Committee
Michael J. Bolduc			X (Chair)
Mark P. Boulanger	X (Chair)	X
James R. Brannen
James Jalbert	X
Thomas J. Jean	X	X	X
Erica A. Johnson			X
Dana C. Lynch	X	X	X
Janet Sylvester			X
Paula J. Williamson-Reid		X (Chair)
Number of Meetings in 2024	4	1	2

Audit Committee. The Audit Committee is established according to the requirements of the Securities Exchange Act of 1934, as amended. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that Mark P. Boulanger, a certified public accountant, is an “audit committee financial expert” as that term is defined in the rules and regulations of the Securities and Exchange Commission. The report of the Audit Committee required by the rules and regulations of the Securities and Exchange Commission is included in this proxy statement. See “Report of the Audit Committee.”

Compensation and Personnel Committee. The Compensation and Personnel Committee approves the compensation objectives for the Company and First Seacoast Bank, establishes the compensation for the Company’s and the Bank’s senior management and conducts the performance review of the President and Chief Executive Officer. The Compensation and Personnel Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. The Compensation and Personnel Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

Nominating and Governance Committee. The Nominating and Governance Committee assists the Board of Directors in: (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board; (ii) recommending to the Board the director nominees for the next annual meeting; (iii) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (iv) leading the Board in its annual review of the Board’s performance; and (v) recommending director nominees for each committee.

Minimum Qualifications for Director Nominees. The Nominating and Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in our Bylaws, which include an age limitation, a residency requirement and a requirement that the candidate had not been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing documents.

If a candidate is deemed eligible for election to the Board of Directors, the Nominating and Governance Committee will then evaluate the following criteria in selecting nominees:

•	contributions to the range of talent, skill and expertise of the Board of Directors;

•

financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of our stockholders and the best interests of the Company;

•	the ability to devote sufficient time and energy to the performance of his or her duties; and

•	independence, as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria.

The Nominating and Governance Committee will also consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations.

When nominating an existing director for re-election to the Board of Directors, the Nominating and Governance Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Bank. The Nominating and Governance Committee will also consider director candidates recommended by stockholders according to the policy and procedures set forth below. The Nominating and Governance Committee has not used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating and Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating and Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Consideration of Director Candidates Recommended by Stockholders. The policy of the Nominating and Governance Committee is to consider director candidates recommended by stockholders who appear to be qualified to serve on the Board of Directors. The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Governance Committee’s resources, the Nominating and Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating and Governance Committee, a stockholder should submit the following information in writing, addressed to the Chair of the Nominating and Governance Committee, care of the Corporate Secretary, at our main office:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Governance Committee;

•	The name and address of the stockholder as they appear on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of Company capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

•

A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•	The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

•

A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Board of Directors; and

•

Such other information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to Regulation 14A of the Securities and Exchange Commission.

For a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Governance Committee at least 120 calendar days before the date on which the proxy statement for the previous year’s annual meeting was released to stockholders, advanced by one year.

Board and Committee Meetings

The business of the Company and First Seacoast Bank is conducted through meetings and activities of their respective Boards of Directors and committees. During the year ended December 31, 2024, the Company’s Board of Directors and the Bank’s Board of Directors each held 15 meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors and of the committees on which he or she served.

Director Attendance at Annual Meeting

The Board of Directors encourages each director to attend the annual meeting of stockholders. All but one of the directors then serving attended last year’s annual meeting of stockholders.

Codes of Ethics

We have adopted a Code of Ethics for Senior Officers and a Code of Ethics. Both are designed to ensure that our directors and employees meet the highest standards of ethical conduct. The Code of Ethics for Senior Officers, which applies to our principal executive officer and principal financial officer, addresses conflicts of interest, the treatment of confidential information, and compliance with applicable laws, rules and regulations. The Code of Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, both codes are designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The Code of Ethics for Senior Officers and the Code of Ethics are available in the Investor Relations section of First Seacoast Bank’s website (www.firstseacostbank.com).

Anti-Hedging Policy

The Company has adopted a policy that prohibits directors, officers and employees of the Company or any of its subsidiaries, and their related persons, from purchasing or selling, or offering to purchase or offering to sell, derivative securities relating to the Company’s common stock, whether or not issued by the Company, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock.

REPORT OF THE AUDIT COMMITTEE

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and with the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (United States) Auditing Standard No. 1301, Communications with Audit Committees, which include the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of its financial reporting process.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, Wolf & Company to serve as the independent registered public accounting firm for the year ending December 31, 2025.

Audit Committee of the Board of Directors

of

First Seacoast Bancorp, Inc.

Mark P. Boulanger, CPA (Chair)

James Jalbert

Thomas J. Jean

Dana C. Lynch

DIRECTORS’ COMPENSATION

The following table provides the compensation received by the individuals who served as our non-employee directors during the year ended December 31, 2024. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director. Mr. Brannen did not receive any compensation in his capacity as a director during the year ended December 31, 2024. The compensation reported in this table was paid by First Seacoast Bank. The Company does not compensate its directors separately.

	Fees Earned or Paid in Cash	Stock Awards (1)	Stock Options (2)	Nonqualified Deferred Compensation Earnings	Total
Michael J. Bolduc	$26,600	$39,018	$38,745	$5,524	$109,887
Mark P. Boulanger	24,800	39,018	38,745	4,657	107,220
James Jalbert	28,200	39,018	38,745	20,060	126,023
Thomas J. Jean	25,100	39,018	38,745	—	102,863
Erica A. Johnson	26,000	39,018	38,745	11,739	115,502
Dana C. Lynch	25,100	39,018	38,745	—	102,863
Janet Sylvester	25,400	39,018	38,745	20,993	124,156
Paula J. Williamson-Reid	25,100	39,018	38,745	17,091	119,954

(1)

Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 – Share Based Payment, based on the closing price of the Company’s common stock on the grant date ($9.29 per share on December 2, 2024). Restricted stock awards vest in three approximately equal installments, with the first vesting occurring on December 2, 2025. As of December 31, 2024, each individual had an outstanding stock award for 4,200 shares.

(2)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 – Share Based Payment, using the binomial option pricing model to estimate the fair value of stock option awards. Stock options vest in three approximately equal installments, with the first vesting occurring on December 2, 2025. The actual realized value of the stock options, if any, will depend on the extent to which the market value of the Company’s common stock exceeds the exercise price of the stock options on the exercise date. Accordingly, there is no assurance that the realized value, if any, will be at or near the estimated value disclosed in the table. As of December 31, 2024, each individual had an outstanding stock option award for 10,250 shares.

Supplemental Director Retirement and Fee Continuation Agreements. First Seacoast Bank has entered into Supplemental Director Retirement Agreements with each of its non-employee directors, except Mr. Lynch with whom it has entered into a Director Fee Continuation Agreement which is substantially the same as the Supplemental Director Retirement Agreements. Under the agreements, a director who remains in service on the Board of Directors until the normal retirement age specified in the agreement (age 70) will be entitled to receive an annual retirement benefit of equal to $20,000. The payments will be made to the director upon his or her separation from service in annual installments for ten years. If a director separates from service before age 70, he or she is entitled to the vested percentage of his or her accrued liability balance under the agreement, paid in annual installments over ten years. Directors vest under their agreements over a ten-year period (0% during the first 6 years, 25% after 7 years, 50% after 8 years, 75% after 9 years and 100% after 10 years). Upon a change in control, directors receive the present value of a stream of $20,000 payments for 10 years. Upon death, a director’s beneficiary will receive the vested portion of the director’s accrued liability balance, paid in a lump sum within 30 days following the director’s death.

Director Deferred Fee Plan. First Seacoast Bank maintains a deferred directors fee plan, pursuant to which non-employee directors may elect to defer a portion of their director’s fees each year. The Bank credits the deferred amounts with earnings at a rate equivalent to the yield for the 7-year Treasury Bill Rate (compounded monthly). Directors become eligible to receive their deferred fees and earnings on a separation from service or a specified date and payable in a lump sum or installments over a 5- or 10-year period, as elected by each director. If elected by a director, benefits will be paid in a lump sum if the director separates from service within two years of a change in control. Benefits are also payable upon a director’s death.

STOCK OWNERSHIP

The following table provides information as of April 1, 2025, about the beneficial owners known to the Company to own more than 5% of our outstanding common stock and the shares of common stock beneficially owned by each nominee for director, by each director continuing in office, by each named executive officer, and by all directors and executive officers as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power or has the right to acquire, by the exercise of stock options or otherwise, sole or shared voting or investment power within 60 days of April 1, 2025. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown and none of the named individuals has pledged his or her shares.

	Number of Shares Owned		Percent of Common Stock Outstanding (1)
Greater Than 5% Stockholders:
First Seacoast Bank Employee Stock Ownership Plan 633 Central Avenue Dover, NH 03820	423,715		8.96%

Spence Limited, LP John W. Spence (Investment Advisor) P.O. Box 505 Blakely, GA 39823-0505	231,867	(2)	4.90

Director Nominees and Directors Continuing in Office:
James R. Brannen	64,984	(3)	*
Michael J. Bolduc	27,025	(4)	*
Mark P. Boulanger	22,289	(5)	*
James Jalbert	46,526	(6)	*
Thomas J. Jean	14,825	(7)	*
Erica A. Johnson	18,826	(8)	*
Dana C. Lynch	22,991	(9)	*
Janet Sylvester	19,273	(10)	*
Paula J. Williamson-Reid	18,414	(11)	*

Executive Officers Who Are Not Directors:
Richard M. Donovan	75,100	(12)	*
Timothy F. Dargan	39,622	(13)	*

All directors and executive officers as a group (11 persons)	369,875		7.82%

*	Less than 1%.
(1)	Based on 4,730,753 shares outstanding as of April 1, 2025.
(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2025.
(3)

Includes 9,179 shares held indirectly in through an Individual Retirement Account (“IRA”), 3,646 shares held indirectly through the ESOP, and 4,255 shares held indirectly in the 401(k) Plan, and 16,267 shares subject to stock options exercisable with 60 days of April 1, 2025.

(4)

Includes 5,307 shares held indirectly through a trust, 2,758 shares held indirectly through an IRA, 4,471 shares held indirectly through spouse’s IRA, and 6,229 shares subject to stock options exercisable with 60 days of April 1, 2025.

(5)	Includes 4,000 shares held indirectly through a trust, 4,301 shares held indirectly through an IRA, and 6,229 shares subject to stock options exercisable with 60 days of April 1, 2025.
(6)	Includes 22,537 shares held indirectly through an IRA and 6,229 shares subject to stock options exercisable with 60 days of April 1, 2025.

(7)	Includes 6,229 shares subject to stock options exercisable with 60 days of April 1, 2025.
(8)	Includes 2,500 shares held indirectly through an IRA and 6,229 shares subject to stock options exercisable with 60 days of April 1, 2025.
(9)	Consists of 7,089 shares held indirectly through an IRA and 6,229 shares subject to stock options exercisable with 60 days of April 1, 2025.
(10)	Includes 4,284 shares held indirectly through an IRA and 6,229 shares subject to stock options exercisable with 60 days of April 1, 2025.
(11)	Consists of 2,925 shares held indirectly through an IRA, 1,500 shares held indirectly through a trust, and 6,229 shares subject to stock options exercisable with 60 days of April 1, 2025.
(12)

Consists of 21,869 shares held indirectly through an IRA, 2,856 shares held indirectly through the ESOP, 13,684 shares held indirectly through the 401(k) Plan, and 13,333 shares subject to stock options exercisable with 60 days of April 1, 2025.

(13)	Consists of 5,179 shares held indirectly through an IRA, 2,752 shares held indirectly through the ESOP, and 13,333 shares subject to stock options exercisable with 60 days of April 1, 2025.

BUSINESS ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

The Company’s Board of Directors consists of nine members. The Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Each director of the Company serves as a director of First Seacoast Bank. The nominees for election are Michael J. Bolduc and Mark P. Boulanger.

Dana C. Lynch, whose term as a director will expire at the annual meeting, has not been re-nominated because he will retire effective as of the date of the annual meeting, in accordance with the director age qualification set forth in the Company’s Bylaws. To eliminate the vacancy, the Board of Directors has taken action to reduce the size of the Board of Directors concurrently with the effectiveness of his retirement.

The Board of Directors intends to vote the proxies solicited by it in favor of the election of all the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors unanimously recommends that you vote “FOR” each nominee for director.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The indicated age for each individual is as of December 31, 2024. The indicated period for service as a director includes service as a director of First Seacoast Bank. There are no family relationships among the directors.

Director Nominees for Terms Expiring in 2028

Michael J. Bolduc is an attorney-at-law and a partner at the law firm of Wyskiel, Boc, Tillinghast & Bolduc, PA. His practice focuses on trusts and estates, as well as business entity formation, governance, and transactions. He has been an active member in the local community for many years, serving as a trustee of Wentworth Douglass Hospital, a member of the Rotary Club of Dover, and on the Advisory Board of the New Hampshire Charitable Foundation for the Piscataqua Region. His community involvement affords him extensive insight into our local markets and his legal expertise offers a unique perspective to the Board of Directors. Age 54. Director since 2011.

Mark P. Boulanger is a Certified Public Accountant and the Managing Partner at Raiche & Company CPAs, PLLC. He has been an active member in the Seacoast New Hampshire and Southern Maine communities for several years, most recently serving as a trustee and Vice-Chair of Frisbie Memorial Hospital in Rochester, New Hampshire. His certification as a CPA is a significant resource for the Board of Directors and qualifies him to be a member of the Audit Committee as an “audit committee financial expert” as that term is defined in the rules and regulations of the Securities and Exchange Commission. Age 53. Director since 2018.

Directors Continuing in Office with Terms Expiring in 2026

James R. Brannen joined First Seacoast Bank as Executive Vice President and Chief Financial Officer in 2007 and became President and Chief Executive Officer in 2018. He has over 30 years of experience in community banking in New Hampshire. During his banking career, he has gained experience in the credit, lending, collections and branch administration functions, as well as in developing new lending programs, implementing new technologies, and in bank mergers and branch acquisitions. He earned an MBA from the University of New Hampshire and has been an active member in the local community, having served on a variety of boards including the City of Dover Trust Fund Board, the Greater Dover Chamber of Commerce Board and the Wentworth Douglass Hospital Board of Trustees. He also serves as Chairperson of the Board of Directors of the New Hampshire Bankers Association. His extensive community banking experience and knowledge of First Seacoast Bank’s business and market area provides essential insight to the Board of Directors. Age 63. Director since 2018.

James Jalbert serves as the Chairperson of the Board of the Company and First Seacoast Bank. He is the President and Chief Executive Officer of Jalbert Leasing, Inc. d/b/a C&J Bus Lines, a scheduled inter-city passenger transportation company. He has been an active member in the local community, currently serving as Vice Chair of the Board of Trustees of Frisbie Memorial Hospital Foundation, and recently serving as President of the Board of Trustees of Berwick Academy and on the Board of the American Bus Association. His extensive community involvement and career as a local business executive provides the Board of Directors with a valuable perspective on the local consumer and business environment. Age 67. Director since 2010.

Paula J. Williamson-Reid serves as Vice Chairperson of the Board of the Company and First Seacoast Bank. Ms. Reid is the founding owner and Chief Executive Officer of Reid & Company Executive Search Ltd., A People Strategy firm. In this capacity, she has worked with leading global athletic, accessory, and lifestyle brands on senior level talent identification and acquisition within the United States, Europe, and Asia. Additionally, she is an ICF accredited leadership development coach supporting senior and executive leaders across a wide variety of industries, including technology, financial services, pharma, consumer goods, and insurance. Her experience in people asset management and executive recruitment is a significant resource for the Board of Directors in the area of human resource management, compensation, and benefits. An active member of the local community, she currently serves as the Vice Chair of Berwick Academy and as a board member for the Sisters’ Wish. Age 63. Director since 2018.

Directors Continuing in Office with Terms Expiring in 2027

Thomas J. Jean is the Vice President of Operations at Portsmouth Regional Hospital and previously served as Vice President of Operations at Frisbee Memorial Hospital. He has been an active member of the local community having served as Mayor of Rochester, NH, President of the Rochester Rotary Club, and Chairperson of the Board of the Greater Rochester Chamber of Commerce. His business experience and knowledge of our market area provides essential insight to the Board of Directors. Age 46. Director since 2014.

Erica A. Johnson is the Chief Executive Officer of QA Cafe, LLC, a software company, where she is responsible for strategy, finances and operations. Previously, Ms. Johnson served as Director at the University of

New Hampshire InterOperability Laboratory, an independent test facility for networking, telecommunications, data storage and consumer technology products. She brings valuable management experience and unique information technology expertise to the Board of Directors. Age 45. Director since 2018.

Janet Sylvester serves as Past Chairperson of the Board of the Company and First Seacoast Bank. She is an owner of Great Island Realty, LLC, a real estate brokerage firm. She has been an active member in the local community, having previously served on the Dover City Council and as a past President of Big Brothers Big Sisters. Her experience as a realtor and business owner provides First Seacoast Bank with valuable insight into the local real estate market. Age 67. Director since 2014.

Executive Officers Who Are Not Directors

The following sets forth information regarding our executive officers who are not directors. Age information is as of December 31, 2024.

Richard M. Donovan, age 59, has served as Chief Financial Officer since May 2018. From May 2018 until 2024, when he became Executive Vice President, he was Senior Vice President. Throughout his over 35 years of experience in finance, he has served as a finance consultant for several community and regional banks in the Mid-Atlantic and New England and as Vice President of Finance at a community bank in New York. He has also spent 12 years as a CPA at a regional accounting firm.

Timothy F. Dargan, age 64, serves as Senior Vice President and Senior Commercial Lending Officer at First Seacoast Bank and has nearly 40 years of commercial lending experience. He is responsible for overseeing the Bank’s commercial loan portfolio, managing commercial lenders, two portfolio managers, two business development officers, a credit analyst, and a lending assistant.

Item 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Wolf & Company served as our independent registered public accounting firm for the 2024 fiscal year. The Audit Committee of the Board of Directors has appointed Wolf & Company to serve as the independent registered public accounting firm for the 2025 fiscal year, subject to ratification by stockholders. A representative of Wolf & Company is expected to attend the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the appointment of the independent registered public accounting firm is not ratified by a majority of the votes cast at the annual meeting, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of Wolf & Company to serve as the independent registered public accounting firm.

Audit Fees. The following table sets forth the fees that Wolf & Company billed to the Company for the years ended December 31, 2024, and December 31, 2023:

	2024	2023
Audit Fees (1)	$175,000	$—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	41,000	53,750

(1)

Consists of fees for professional services rendered for the audit of the consolidated financial statements included in the Annual Report on Form 10-K, for the review of financial statements included in the Quarterly Reports on Form 10-Q and for services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Consists of fees for professional services rendered in connection with business continuity planning and WolfPAC modules and implementation.

Change in Independent Registered Public Accounting Firm; Disagreement with Independent Registered Public Accounting Firm on Accounting and Financial Disclosure. On January 16, 2024 (the “Notice Date”), Baker Newman & Noyes LLC notified the Company that it declined to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, due to its decision to exit its audit practice for Securities and Exchange Commission-registered banking institutions.

Baker Newman & Noyes’s audit report on the Company’s consolidated financial statements for each of the past two fiscal years ended December 31, 2023, and December 31, 2022, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2023, and December 31, 2022, and the subsequent interim period from January 1, 2024, through the Notice Date: (i) there were no disagreements with Baker Newman & Noyes on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Baker Newman & Noyes’s satisfaction, would have caused Baker Newman & Noyes to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K.

Following the Notice Date and in connection with the audit of the Company’s consolidated financial statements for the year ended December 31, 2023, the Company and Baker Newman & Noyes initially disagreed on whether Accounting Standards Codification Topic 740, Income Taxes, required the Company to establish a valuation allowance against the Company’s net deferred tax asset as of December 31, 2023. The Audit Committee of the Company’s Board of Directors discussed the subject matter of the disagreement with Baker Newman & Noyes and authorized Baker Newman & Noyes to respond fully to any inquiries from Wolf & Company concerning the subject matter of the disagreement. The Company ultimately resolved the disagreement to the satisfaction of Baker Newman & Noyes and the Company established a valuation allowance as of December 31, 2023.

On March 1, 2024 (the “Engagement Date”), the Company engaged Wolf & Company to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Audit Committee of the Company’s Board of Directors approved the selection of Wolf & Company.

During the Company’s two most recent fiscal years ended December 31, 2022, and December 31, 2023, and the subsequent interim period from January 1, 2024, through the Engagement Date, neither the Company nor anyone on its behalf consulted with Wolf & Company regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Wolf & Company concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Securities and Exchange Commission Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in Securities and Exchange Commission Regulation S-K Item 304(a)(1)(v)).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. This approval process ensures that the independent registered public accounting firm does not provide any non-audit service to us prohibited by law or regulation.

Item 3 — Advisory, Non-Binding Vote to Approve the Compensation of Named Executive Officers

The federal securities laws require the Company to hold an advisory, non-binding stockholder vote on the compensation of its named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement. Commonly known as a “say-on-pay” proposal, this proposal gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through a vote on the following resolution:

“Resolved, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.”

Because the vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Compensation and Personnel Committee of the Board of Directors will consider the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of the Company’s named executive officers.

Item 4 — Advisory, Non-Binding Vote on Frequency of Stockholder Vote on Compensation of Named Executive Officers

The federal securities laws require the Company to hold, at least once every six years, an advisory, non-binding stockholder vote on the frequency of an advisory, non-binding stockholder vote on the compensation of the named executive officers. Commonly known as a “frequency-on-pay” proposal, this proposal gives the Company’s stockholders the opportunity to determine whether the stockholder vote on the compensation of the named executive officers will occur every year, every two years or every three years. Stockholders may also abstain from voting.

Because the vote is advisory, it will not be binding on the Company or the Board of Directors. However, the Compensation and Personnel Committee of the Board of Directors will consider the outcome of the vote when considering the frequency of a stockholder vote on executive compensation.

At the recommendation of the Compensation and Personnel Committee, the Board of Directors has determined that having an advisory vote on the compensation of the named executive officers every year is the best approach because the Compensation and Personnel Committee reviews and determines the primary elements of compensation, namely salary and cash bonus, each year.

The Board of Directors unanimously recommends conducting a vote to approve the compensation of the named executive officers every year. Note: Stockholders are not voting to approve or disapprove of this recommendation.

The next stockholder vote on the “frequency-on-pay” proposal will occur no later than at the Company’s 2031 annual meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for our principal executive officer and for the two most highly compensated executive officers (other than the principal executive officer) whose total compensation exceeded $100,000 for the year ended December 31, 2024. In this proxy statement, these individuals are sometimes referred to as the “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Stock Options		All Other Compensation		Total
James R. Brannen	2024	$350,000	$—	$149,569	$88,830	(2)	$18,223	(3)	$606,622
President and Chief Executive Officer	2023	335,500	—	—	73,203		17,687		426,390

Richard M. Donovan	2024	260,000	—	139,350	86,940	(2)	15,345	(3)	501,635
Executive Vice President and Chief Financial Officer	2023	225,000	—	—	60,000		13,811		298,811

Timothy F. Dargan	2024	237,500	—	92,900	77,490	(2)	13,737	(3)	421,627
Senior Vice President and Senior Commercial Lending Officer	2023	220,500	—	—	60,000		12,439		292,939

(1)

Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with FASB ASC Topic 718 – Share Based Payment, based on the closing price of the Company’s common stock on the grant date ($9.29 per share on December 2, 2024). Restricted stock awards vest in three approximately equal installments, with the first vesting occurring on December 2, 2025.

(2)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 – Share Based Payment, using the binomial option pricing model to estimate the fair value of stock option awards. Stock options vest in three approximately equal installments, with the first vesting occurring on December 2, 2025. The actual realized value of the stock options, if any, will depend on the extent to which the market value of the Company’s common stock exceeds the exercise price of the stock options on the exercise date. Accordingly, there is no assurance that the realized value, if any, will be at or near the estimated value reflected in the table.

(3)	For 2024, All Other Compensation consists of the following:

Name	401(k) Employer Matching Contribution	ESOP Allocation	Total All Other Compensation
James R. Brannen	$10,480	$7,743	$18,223
Richard M. Donovan	8,746	6,599	15,345
Timothy F. Dargan	7,647	6,090	13,737

Employment Agreements

First Seacoast Bank has entered into employment agreements with each of Messrs. Brannen, Donovan and Dargan. The employment agreements for Messrs. Brannen and Donovan had an initial term of three years and the employment agreement for Mr. Dargan had an initial term of two years. Commencing as of March 1st of each year, the Board of Directors may renew the agreement for an additional year so that the remaining term again becomes three years for Messrs. Brannen and Donovan and two years for Mr. Dargan. In addition to base salary, the agreements provide for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive employees. The current terms of the agreements with Messrs. Brannen and Donovan expire on March 1, 2028, and the current term of the agreement with Mr. Dargan expires on March 1, 2027. The current base salaries for Messrs. Brannen, Donovan, and Dargan are $350,000, $273,000 and

$250,000, respectively. First Seacoast Bank may terminate the employment of each of the executives for cause at any time, in which event they would have no right to receive compensation or other benefits under the employment agreements for any period after their termination of employment.

Certain events resulting in an executive’s termination or resignation will entitle the executive to payments of severance benefits following the termination of employment. In the event of an executive’s involuntary termination for reasons other than for cause or if the executive resigns during the term of the agreement following (i) the failure to appoint the executive to the executive position set forth in the agreement or a material change in function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of the executive’s position, (ii) a relocation by more than 50 miles, (iii) a material reduction in the benefits or perquisites paid to the executive (unless the reduction is part of a reduction that is generally applicable to employees of First Seacoast Bank), (iv) a liquidation or dissolution of First Seacoast Bank or (v) a material breach of the employment agreement by First Seacoast Bank, then the executive would become entitled to a lump sum cash severance payment equal to the base salary and bonuses or incentive awards the executive would have earned for the lesser of the remaining unexpired term of the employment agreement or 24 months. In addition, the executive would become entitled, at no expense to him, to the continuation of non-taxable medical and dental coverage for the lesser of the remaining unexpired term of the employment agreement or the time at which the executive receives coverage under another employer’s plan. If the health and dental coverage is not permitted by applicable law or if providing the benefits would subject First Seacoast Bank to penalties, the executive will receive a cash lump sum payment equal to the value of the benefits.

If there is a change in control of the Company or First Seacoast Bank, followed by an executive’s involuntary termination other than for cause or upon the executive’s resignation for one of the reasons set forth above, the executive would become entitled to a lump sum cash severance payment equal to three times the executive’s “base amount,” as that term is defined for purposes of Internal Revenue Code Section 280G (i.e., the average annual taxable income paid to him for the five taxable years preceding the taxable year in which the change in control occurs). In addition, the executive would become entitled, at no expense to him, to the continuation of non-taxable medical and dental coverage for 36 months following his termination of employment, or if the coverage is not permitted by applicable law or if providing the benefits would subject First Seacoast Bank to penalties, the executive will receive a cash lump sum payment equal to the value of the health and dental benefits.

If an executive dies, the executive’s estate or beneficiaries will be paid the executive’s base salary for a period of six months and the executive’s dependents will be entitled to continued non-taxable medical, dental and other insurance for one year following the executive’s death.

Under each employment agreement, if the executive becomes disabled within the meaning of the term under Internal Revenue Code Section 409A and as set forth in the employment agreement, he will receive benefits under any short-term or long-term disability plans maintained by First Seacoast Bank. First Seacoast Bank will make up any difference, if any, between the executive’s base salary and the disability benefits for a period of one year.

Under each employment agreement, if the executive retires following his attainment of age 65, he will receive benefits under any applicable retirement or other plans maintained by First Seacoast Bank.

Upon termination of an executive’s employment (other than following a change in control), the executive will be subject to certain restrictions on the executive’s ability to compete or to solicit business or employees of First Seacoast Bank for a period of one year following his termination of employment.

Salary Continuation Agreement

First Seacoast Bank is a party to a salary continuation agreement with Mr. Brannen. Under the agreement, if he separates from service other than at or following a change in control, he will receive a fixed annual benefit of $64,817, which equals the accrued benefit determined under the agreement as of January 1, 2025. Unless

Mr. Brannen becomes disabled or dies, the benefit payments will begin on the first day of the second month following his separation from service and will be paid monthly for a period of 120 months. If Mr. Brannen becomes disabled, the benefit will be paid in 120 monthly installments commencing on the first day of the month following the date he reaches age 66. Hardship distributions may also become payable under the agreement if he experiences an unforeseeable emergency.

If Mr. Brannen dies before a separation from service, his beneficiary will receive the benefit paid in a lump sum on the first day of the second month following his death. If he dies following his separation from service but before receiving benefits under the agreement, his beneficiary will receive the benefits he would have otherwise continued to have received, paid in a lump sum on the first day of the second month following his death. If Mr. Brannen dies while receiving benefits, his beneficiary will continue to receive the benefit payments (at the same time and in the same form) he would have continued to have received under the agreement.
Employee Stock Ownership Plan
First Seacoast Bank maintains the First Seacoast Bank ESOP, a tax-qualified
defined contribution plan for eligible employees. The named executive officers are eligible to participate in the ESOP on the same terms as other eligible employees of First Seacoast Bank.
The ESOP trustee holds the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata
basis as the trustee repays the loan used to purchase the shares. The trustee will allocate the shares released among participants based on each participant’s proportional share of compensation relative to all participants. A participant will fully vest in his or her account balance after five years of service.
401(k) Plan
First Seacoast Bank maintains the First Seacoast Bank 401(k) Plan, a tax-qualified
defined contribution plan for eligible employees. The named executive officers are eligible to participate in the 401(k) Plan on the same terms as other eligible employees of First Seacoast Bank.
Under the 401(k) Plan, a participant may elect to defer, on a pre-tax
basis, the maximum amount of compensation permitted by the Internal Revenue Code. In addition to salary deferral contributions, First Seacoast Bank makes safe harbor matching contributions equal to 100% of a participant’s salary deferrals, up to 4% of the participant’s compensation. First Seacoast Bank may also make other discretionary matching contributions and other discretionary employer contributions to the plan. A participant is always 100% vested in his or her salary deferral contributions and employer contributions under the plan.
Equity Incentive Plans
The Company has adopted the 2021 Equity Incentive Plan and the 2024 Equity Incentive Plan, both of which were approved by stockholders. Each one provides for the granting of incentive and non-statutory
stock options to purchase shares of Company common stock and the granting of awards of restricted stock and restricted stock units.

Outstanding Equity Awards at December 31, 2024
The following table provides information as of December 31, 2024, regarding equity awards that are outstanding to each named executive officer.

Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)		Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested		Market Value of Shares of Restricted Stock That Have Not Vested (1)
James R. Brannen	8,133	16,268	(2)	$8.06	05/25/2033	16,100	(4)	$161,644
	—	23,500	(3)	9.29	12/02/2034
Richard M. Donovan	6,666	13,334	(2)	8.06	05/25/2033	15,000	(4)	150,600
	—	23,000	(3)	9.29	12/02/2034
Timothy F. Dargan	6,666	13,334	(2)	8.06	05/25/2033	10,000	(4)	100,400
	—	20,500	(3)	9.29	12/02/2034

(1)	Based upon the closing stock price of $10.04 per share on December 31, 2024.
(2)	These stock options vest in three approximately equal installments. The first installment vested on May 25, 2024.
(3)	These stock options vest in three approximately equal installments. The first installment will vest on December 2, 2025.
(4)	Restricted stock awards vest in three approximately equal installments. The first installment will vest on December 2, 2025.
Pay Versus Performance
General.
The federal securities laws and Securities and Exchange Commission regulations require the Company to provide the following information about the relationship between “compensation actually paid” to our principal executive officer (“PEO”) and to our non-PEO
named executive officers
(“Non-PEO
NEOs”) and certain financial performance measures of the Company. Compensation actually paid, as determined under Securities and Exchange Commission requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year.

Year	SCT Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average SCT Total for Non- PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (5)	Net Income (Loss) (6) (In thousands)
2024	$606,622	$670,365	$461,631	$514,073	$87.84	$(513)
2023	426,390	392,869	295,875	273,789	67.28	(10,656)

(1)	James R. Brannen served as PEO for each year presented in the above table.
(2)
Compensation actually paid to the PEO for each year presented in the table, as calculated according to Securities and Exchange Commission regulations and presented in the Summary Compensation Table (“SCT”), was as follows:

Year	SCT Total	Less: value of equity awards from SCT	Plus: year-end fair value of unvested equity awards granted in reporting year	Change in fair value of unvested equity awards granted in prior years	Change in value of equity awards granted in prior year which vested in year	Add: dividends & interest accrued	Compensation Actually Paid
2024	$606,622	$(238,399)	$265,749	$23,262	$13,131	—	$670,365
2023	426,390	(73,203)	74,911	(15,629)	(19,600)	—	392,869

Fair value was computed in accordance with the Company’s methodology used for financial reporting purposes.

(3)	The Non-PEO NEOs for each year presented in the table below are Richard M. Donovan and Timothy F. Dargan.
(4)	The average compensation actually paid to the Non-PEO NEOs for each year presented in the table, as calculated according to Securities and Exchange Commission regulations, was as follows:

Year	SCT Total	Less: value of equity awards from SCT	Plus: year-end fair value of unvested equity awards granted in reporting year	Change in fair value of unvested equity awards granted in prior years	Change in value of equity awards granted in prior years which vested in year	Add: dividends & interest accrued	Compensation Actually Paid
2024	$461,631	$(198,340)	$221,853	$19,067	$9,862	—	$514,073
2023	295,875	(60,000)	61,400	(10,420)	(13,066)	—	273,789
Fair value was computed according to the Company’s methodology used for financial reporting purposes.

(5)	Total shareholder return (“TSR”) value represents the Company’s cumulative TSR based on an initial $100 investment on December 31, 2022, assuming the reinvestment of dividends.
(6)	Net income (loss) is calculated according to U.S. generally accepted accounting principles and reflects the amounts reported in the Company’s Annual Report on Form 10-K for the applicable year.
Relationship Between Compensation Actually Paid to PEO and the Average of the Compensation Actually Paid to Other
Non-PEO
NEOs and the Company’s Cumulative TSR.
From fiscal year 2023 to fiscal year 2024, the compensation actually paid to the PEO and the average of the compensation actually paid to the other
Non-PEO
NEOs increased by 70.63% and 87.76%, respectively. The Company’s TSR increased by 30.5% over the same period.
Relationship Between Compensation Actually Paid to PEO and the Average of the Compensation Actually Paid to Other
Non-PEO
NEOs and the Company’s Net Income.
From fiscal year 2023 to fiscal year 2024, the compensation actually paid to the PEO and the average of the compensation actually paid to the other
Non-PEO
NEOs increased by 70.63% and 87.76%, respectively. From fiscal year 2023 to fiscal year 2024, the Company’s net income increased by 95.2%.
Policies and Practices Related to the Grant of Certain Equity Awards
While the Company does not have formal policy or obligation that requires it to grant or award equity-based compensation on specific date, the Compensation and Personnel Committee and the Board of Directors have a historical practice of not granting stock options to executive officers during closed quarterly trading windows as determined under the Company’s insider trading policy. Consequently, the Company has not granted, and does not expect to grant, any stock options to any named executive officers within four business days preceding and one business day after the filing with the Securities and Exchange Commission of any report on Forms
10-K,
10-Q
or
8-K
that discloses material
non-public
information. The Compensation and Personnel Committee and the Board of Directors do not take material non-public
information into account when determining the timing of equity awards and do not time the disclosure of material non-public
information in order to impact the value of executive compensation.
OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports they file.
Based solely on our review of the copies of the reports we have received and of written representations provided to us by the individuals required to file the reports, we believe that each executive officer, director and greater than 10% beneficial owner has complied with applicable reporting requirements for transactions in Company common stock during the year ended December 31, 2024.

Transactions with Related Persons

Loans and Extensions of Credit. Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as First Seacoast Bank, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2024, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to First Seacoast Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2024, these loans were performing in accordance with their original repayment terms that were substantially similar to those prevailing at the time for comparable loans with persons not related to First Seacoast Bank and were made in compliance with federal banking regulations.

Other Transactions. Neither the Company nor First Seacoast Bank has entered into any other transactions since January 1, 2024, in which the amount involved exceeded $120,000 and in which any related persons had or will have a direct or indirect material interest.

SUBMISSION OF STOCKHOLDER BUSINESS PROPOSALS AND NOMINATIONS

The Company must receive proposals that stockholders seek to include in the proxy statement for its next annual meeting no later than December 23, 2025. If next year’s annual meeting is held on a date that is more than 30 calendar days from May 29, 2026, a stockholder proposal must be received by a reasonable time before we begin to print and mail our proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Under Securities and Exchange Commission Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the annual meeting of stockholders to be held in 2026 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting, or by March 30, 2026.

In addition to the requirement set forth under Securities and Exchange Commission Rule 14a-19, under the Company’s Bylaws, for a stockholder to properly bring business before an annual meeting or make nominations for the election of directors, the stockholder must give written notice to our Corporate Secretary at our principal executive office not less than 90 days nor more than 100 days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days before the anniversary of the prior year’s annual meeting of stockholders, such written notice shall be timely only if delivered or mailed to and received by the Corporate Secretary at the principal executive office no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the 10th day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made. Such written notice must also contain the information specified by the Bylaws. A copy of the Bylaws may be obtained by contacting our Corporate Secretary.

STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with the Board of Directors or an individual director should do so in writing to First Seacoast Bancorp, Inc., 633 Central Avenue, Dover, New Hampshire 03820. Communications regarding financial or accounting policies may be made in writing to the Chair of the Audit Committee, at the same address. All other communications should be sent in writing to the attention of the Chair of the Nominating and Governance Committee at the same address.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to the beneficial owners of Company common stock. In addition to soliciting proxies by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, is included with this proxy statement. Any stockholder who has not received a copy of the Form 10-K may obtain a copy by writing to our Corporate Secretary or by accessing a copy online. See “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 29, 2025.” The Form 10-K is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares of Company common stock in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Please vote by marking, signing, dating, and promptly returning a proxy card or by voting via the Internet or by telephone.

BY ORDER OF THE BOARD OF DIRECTORS

Michael J. Bolduc
Corporate Secretary

Dover, New Hampshire

April 22, 2025

FIRST SEACOAST BANCORP, INC. P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your proxy card ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. First Seacoast Bancorp, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 1, 2025 Thursday, May 29, 2025 10:30 AM, Eastern Time First Seacoast Bank’s Main Office 633 Central Avenue, Dover, NH 03820 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:30 AM, Eastern Time, May 29, 2025. Internet: www.proxypush.com/FSEA Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-430-8289 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided This proxy is being solicited on behalf of the Board of Directors The stockholder(s) signing on the reverse side (the “undersigned”) hereby appoints Thomas J. Jean, Erica A. Johnson and Paula Williamson-Reid, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of First Seacoast Bancorp, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies cannot vote your shares unless you sign and date (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved.

FIRST SEACOAST BANCORP, INC. First Seacoast Bancorp, Inc. Annual Meeting of Stockholders Please make your marks like this: PROPOSAL YOUR VOTE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS 1. To elect two directors to serve for a term of three years: FOR WITHHOLD 1.01 Michael J. Bolduc [ ] [ ] FOR 1.02 Mark P. Boulanger [ ] [ ] FOR FOR AGAINST ABSTAIN 2. To ratify the appointment of Wolf & Company, P.C. to serve as the independent registered public accounting firm for the year ending December 31, 2025. [ ] [ ] [ ] FOR 3. To approve the compensation of the named executive officers as disclosed in the accompanying proxy statement. [ ] [ ] [ ] FOR 4. Frequency of stockholder vote to approve the compensation of the named executive officers. 1YR 2YR 3YR ABSTAIN 1 YEAR [ ] Check here if you plan to attend the meeting in person. Authorized Signature(s) - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign, but only one signature is required. Trustees, administrators, etc., should provide title and authority. Corporations should provide full name of corporation and title of authorized officer signing. Signature (and Title if applicable) Date Signature (if held jointly) Date